Twistbox Entertainment Inc.
and Subsidiaries
Consolidated Financial Statements
March 31, 2007 and 2006

Twistbox Entertainment Inc. and Subsidiaries

Report of Independent Auditors

Board of Directors and Stockholders
Twistbox Entertainment Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Twistbox Entertainment Inc. and Subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ deficit and comprehensive loss, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Twistbox Entertainment Inc. and Subsidiaries as of March 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and a net stockholders’ deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
January 31, 2008

Twistbox Entertainment Inc. and Subsidiaries
Consolidated Balance Sheets

(In thousands)

	March 31,	March 31,
	2007	2006

ASSETS

Current Assets
Cash and cash equivalents	$631	$1,026
Accounts receivable, net of allowances	4,876	1,897
Receivable from related party	54	51
Prepaid expenses and other current assets	475	47
Total current assets	6,036	3,021
Receivable from related party, net of current portion	52	102
Property and equipment, net	1,027	588
Intangible assets, net	453	12
Goodwill	1,487	439
TOTAL ASSETS	$9,055	$4,162

LIABILITIES AND STOCKHOLDERS DEFICIT

Current liabilities
Accounts payable	$1,168	$307
Accrued license fees	5,227	1,137
Accrued compensation	694	181
Current portion of long term debt	2,063	1,432
Other current liabilities	918	598
Total currrent liabilities	10,070	3,655
Accrued license fees, long term portion	4,485	-
Long term debt, net of current portion	69	166
Total liabilities	14,624	3,821
Commitments and contingencies (Note 15)

Stockholders deficit
Preferred stock (series A and B)	32	8
Common stock, $0.001 par value: 20,000,000 shares authorized;
7,785,716 issued and outstanding at March 31, 2007 and 2006	8	8
Additional paid-in capital	13,267	2,986
Accumulated other comprehensive income	17	5
Accumulated deficit	(18,893)	(2,666)
Total stockholders' deficit	(5,569)	341
TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	$9,055	$4,162

The accompanying notes are an integral part of these consolidated financial statements.

Twistbox Entertainment Inc. and Subsidiaries
Consolidated Statements of Operations

(In thousands)

	Year Ended March 31,
	2007	2006

Revenues	$11,898	$4,869

Cost of revenues
License fees	6,267	2,472
Impairment of guarantees	6,022	-
Other direct cost of revenues	112	-
Total cost of revenues	12,401	2,472

Gross profit/(loss)	(503)	2,397

Operating expenses
Product development	7,813	2,854
Sales and marketing	4,124	1,130
General and administrative	3,594	530
Amortization of intangible assets	23	-
Total operating expenses	15,554	4,514

Loss from operations	(16,057)	(2,117)

Interest and other income/(expense)
Interest income	169	11
Interest (expense)	(74)	(94)
Foreign exchange transaction gain	124	1
Other (expense)	(370)	(45)
Interest and other income/(expense)	(151)	(127)

Loss before income taxes	(16,208)	(2,244)
Income tax provision	(19)	(1)

Net loss	$(16,227)	$(2,245)

The accompanying notes are an integral part of these consolidated financial statements.

Twistbox Entertainment Inc. and Subsidiaries
Consolidated Statements of Stockholder’s Deficit and Comprehensive Loss

(In thousands)
Fiscal Years Ended March 31, 2007 and 2006

	Common Stock		Preferred Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated		Comprehensive
	Shares	Amount	Shares	Amount	Capital	Income/(Loss)	Deficit	Total	Loss
Balance at March 31, 2005	7,500	7			-		(421)	(414)

Net loss							(2,245)	(2,245)	(2,245)
Issuance of common stock and options for Charismatix acquisition	286	1			476			477
Issuance of preferred stock series A at $3.33 per share			750	8	2,490			2,498
Foreign currency translation gain/(loss)						5		5	5
Deferred stock-based compensation					20			20

Comprehensive loss									$(2,240)

Balance at March 31, 2006	7,786	8	750	8	2,986	5	(2,666)	341

Net Loss							(16,227)	(16,227)	(16,227)
Issuance of preferred stock series A at $3.33 per share			75	1	249			250
Issuance of preferred stock series B at $4.41 per share			2,268	23	9,977			10,000
Foreign currency translation gain/(loss)						12		12	12
Deferred stock-based compensation					55			55

Comprehensive loss									$(16,215)

Balance at March 31, 2007	7,786	$8	3,093	$32	$13,267	$17	$(18,893)	$(5,569)

The accompanying notes are an integral part of these consolidated financial statements.

Twistbox Entertainment Inc. and Subsidiaries
Consolidated Statements of Cash Flows

(In thousands)

	Years Ended March 31,
	2007	2006
Cash flows from operating activities
Net loss	$(16,227)	$(2,245)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	220	56
Allowance for doubtful accounts	146	-
Deferred stock-based compensation	55	20
(Increase) / decrease in assets:
Accounts receivable	(3,125)	(1,178)
Prepaid expenses and other	(428)	(47)
Increase / (decrease) in liabilities:
Accounts payable	861	(133)
Accrued license fees	8,575	1,108
Accrued compensation	513	181
Other current liabilities	320	595

Net cash used in operating activities	(9,090)	(1,643)

Cash flows from investing activities
Issuance of advance to related party	-	(153)
Repayment of advance to related party	47	-
Purchase of property and equipment	(631)	(553)
Cash paid for acquisitions	(1,500)	(262)
Cash acquired with purchase of subsidiary	-	188

Net cash used in investing activities	(2,084)	(780)

Cash flows from financing activities
Proceeds from the issuance of debt	1,967	786
Repayment of debt	(1,433)	-
Proceeds from the sale of Series A & B preferred stock	10,250	2,500

Net cash provided by financing activities	10,784	3,286

Effect of exchange rate changes on cash and cash equivalents	(5)	-

Net increase/(decrease) in cash and cash equivalents	(395)	863

Cash and cash equivalents, beginning of year	1,026	163

Cash and cash equivalents, end of year	$631	$1,026

Supplemental disclosure of cash flow information:
Interest paid	137	13
Income taxes paid	19	1

The accompanying notes are an integral part of these consolidated financial statements.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1.	Organization

Twistbox Entertainment Inc. (formerly known as The WAAT Corporation) is incorporated in the State of Delaware.

The Company is a global publisher and distributor of branded entertainment content, including images, video, TV programming and games, for Third Generation (3G) mobile networks. The Company publishes and distributes its content in a number of countries. Since operations began in 2003, the Company has developed an intellectual property portfolio that includes mobile rights to global brands and content from leading film, television and lifestyle content publishing companies. The Company has built a proprietary mobile publishing platform that includes: tools that automate handset portability for the distribution of images and video; a mobile games development suite that automates the porting of mobile games and applications to multiple handsets; and a content standards and ratings system globally adopted by major wireless carriers to assist with the responsible deployment of age-verified content. Twistbox has distribution agreements with many of the largest mobile operators in the world.

The Company is headquartered in the Los Angeles area and has offices in Europe and South America that provide local sales and marketing support for both mobile operators and third party distribution in their respective regions.

2.	Summary of Significant Accounting Policies

Basis of Presentation
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for annual financial statements. The consolidated financial statements, in the opinion of management, include all adjustments necessary for a fair statement of the consolidated results of operations, financial position and cash flows for each period presented.

Revenue Recognition
The Company’s revenues are derived primarily by licensing material and software products in the form of products (Image Galleries, Wallpapers, video, WAP Site access, Mobile TV) and mobile games. License arrangements with the end user can be on a perpetual or subscription basis.

A perpetual license gives an end user the right to use the product, image or game on the registered handset on a perpetual basis. A subscription license gives an end user the right to use the product, image or game on the registered handset for a limited period of time, ranging from a few days to as long as one month. The Company distributes its products primarily through mobile telecommunications service providers (“carriers”), which market the product, images or games to end users. License fees for perpetual and subscription licenses are usually billed by the carrier upon download of the product, image or game by the end user. In the case of subscriber licenses, many subscriber agreements provide for automatic renewal until the subscriber opts-out, while the others provide opt-in renewal. In either case, subsequent billings for subscription licenses are generally billed monthly. The Company applies the provisions of Statement of Position 97-2, Software Revenue Recognition, as amended by Statement of Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, to all transactions.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Revenues are recognized from our products, images and games when persuasive evidence of an arrangement exists, the product, image or game has been delivered, the fee is fixed or determinable, and the collection of the resulting receivable is probable. For both perpetual and subscription licenses, management considers a signed license agreement to be evidence of an arrangement with a carrier and a “clickwrap” agreement to be evidence of an arrangement with an end user. For these licenses, the Company defines delivery as the download of the product, image or game by the end user. The Company estimates revenues from carriers in the current period when reasonable estimates of these amounts can be made. Most carriers only provide detailed sales transaction data on a one to two month lag. Estimated revenue is treated as unbilled receivables until the detailed reporting is received and the revenues can be billed. Some carriers provide reliable interim preliminary reporting and others report sales data within a reasonable time frame following the end of each month, both of which allow the Company to make reasonable estimates of revenues and therefore to recognize revenues during the reporting period when the end user licenses the product, image or game. Determination of the appropriate amount of revenue recognized involves judgments and estimates that the Company believes are reasonable, but it is possible that actual results may differ from the Company’s estimates, and those differences may be material. The Company’s estimates for revenues include consideration of factors such as preliminary sales data, carrier-specific historical sales trends, volume of activity on company monitored sites, seasonality, time elapsed from launch of services or product lines, the age of games and the expected impact of newly launched games, successful introduction of new handsets, growth of 3G subscribers by carrier, promotions during the period and economic trends. When the Company receives the final carrier reports, to the extent not received within a reasonable time frame following the end of each month, the Company records any differences between estimated revenues and actual revenues in the reporting period when the Company determines the actual amounts. Revenues earned from certain carriers may not be reasonably estimated. If the Company is unable to reasonably estimate the amount of revenues to be recognized in the current period, the Company recognizes revenues upon the receipt of a carrier revenue report and when the Company’s portion of licensed revenues are fixed or determinable and collection is probable. To monitor the reliability of the Company’s estimates, management, where possible, reviews the revenues by country by carrier and by product line on a regular basis to identify unusual trends such as differential adoption rates by carriers or the introduction of new handsets. If the Company deems a carrier not to be creditworthy, the Company defers all revenues from the arrangement until the Company receives payment and all other revenue recognition criteria have been met.

In accordance with Emerging Issues Task Force, or EITF Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, the Company recognizes as revenues the amount the carrier reports as payable upon the sale of the Company’s products, images or games. The Company has evaluated its carrier agreements and has determined that it is not the principal when selling its products, images or games through carriers. Key indicators that it evaluated to reach this determination include:
•	wireless subscribers directly contract with the carriers, which have most of the service interaction and are generally viewed as the primary obligor by the subscribers;
•	carriers generally have significant control over the types of content that they offer to their subscribers;
•	carriers are directly responsible for billing and collecting fees from their subscribers, including the resolution of billing disputes;
•	carriers generally pay the Company a fixed percentage of their revenues or a fixed fee for each game;
•
carriers generally must approve the price of the Company’s content in advance of their sale to subscribers, and the Company’s more significant carriers generally have the ability to set the ultimate price charged to their subscribers; and

•	the Company has limited risks, including no inventory risk and limited credit risk

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and our wholly owned subsidiaries. The results of operations for acquisitions of companies have been included in the consolidated statements of operations beginning on the closing date of acquisition. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
The Company considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents.

Content Provider Licenses

Content Provider License Fees and Minimum Guarantees
License fees payable to content providers are expensed as incurred based on recognizing the cost of sale associated with revenues. Minimum guarantees are required under certain content provider contracts and are expensed when paid. The Company regularly evaluates remaining liabilities under contracts subject to minimum guarantees and where recoupability of the guarantees is subject to doubt, recognizes the relevant liability and expense immediately.

Content Acquired
Amounts paid to third party content providers as part of an agreement to make content available to the Company for a term or in perpetuity, without a revenue share, have been capitalized and are included in the balance sheet as prepaid expenses. These balances will be expensed over the estimated life of the material acquired.

Software Development Costs
The Company applies the principles of Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed (“SFAS No. 86”). SFAS No. 86 requires that software development costs incurred in conjunction with product development be charged to research and development expense until technological feasibility is established. Thereafter, until the product is released for sale, software development costs must be capitalized and reported at the lower of unamortized cost or net realizable value of the related product.

The Company has adopted the “tested working model” approach to establishing technological feasibility for its products and games. Under this approach, the Company does not consider a product or game in development to have passed the technological feasibility milestone until the Company has completed a model of the product or game that contains essentially all the functionality and features of the final game and has tested the model to ensure that it works as expected. To date, the Company has not incurred significant costs between the establishment of technological feasibility and the release of a product or game for sale; thus, the Company has expensed all software development costs as incurred. The Company considers the following factors in determining whether costs can be capitalized: the emerging nature of the mobile market; the gradual evolution of the wireless carrier platforms and mobile phones for which it develops products and games; the lack of pre-orders or sales history for its products and games; the uncertainty regarding a product’s or game’s revenue-generating potential; its lack of control over the carrier distribution channel resulting in uncertainty as to when, if ever, a product or game will be available for sale; and its historical practice of canceling products and games at any stage of the development process.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Foreign Currency Translation.
The Company uses the United States dollar for financial reporting purposes. Assets and liabilities of foreign operations are translated using current rates of exchange prevailing at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transaction occurred. Statement of Operations amounts are translated at average rates in effect for the reporting period. The foreign currency translation adjustment of $12 and $5 in the years ended March 31, 2007 and 2006, respectively, has been reported as a component of comprehensive loss in the consolidated statement of stockholders equity (deficit) and comprehensive loss. Translation gains or losses are shown as a separate component of retained earnings.

Concentrations of Credit Risk.
Financial instruments which potentially subject us to concentration of credit risk consist principally of cash and cash equivalents, short-term investments, and accounts receivable. We have placed cash and cash equivalents and short-term investments with a single high credit-quality institution. As of March 31, 2007 we did not have any long-term marketable securities. Most of our sales are made directly to large national Mobile Phone Operators in the countries that we operate. We have a significant level of business and resulting significant accounts receivable balance with one operator and therefore have a high concentration of credit risk with that operator. We perform ongoing credit evaluations of our customers and maintain an allowance for potential credit losses. As of March 31, 2007 and 2006, approximately 54% and 72%, respectively, of our gross accounts receivable outstanding was with one major customer. This customer accounted for 69% of our gross sales in fiscal 2007 and 88% of our gross sales in fiscal 2006.

Property and Equipment
Property and equipment is stated at cost. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives are 8 to 10 years for leasehold improvements and 5 years for other assets.

Goodwill
In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), the Company’s goodwill is not amortized but is tested for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.

Impairment of Long-Lived Assets and Intangibles
Long-lived assets, including purchased intangible assets with finite lives are amortized using the straight-line method over their useful lives ranging from three to ten years and are reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Income Taxes
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in its financial statements or tax returns. Under SFAS No. 109, the Company determines deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of assets and liabilities along with net operating losses, if it is more likely than not the tax benefits will be realized using the enacted tax rates in effect for the year in which it expects the differences to reverse. To the extent a deferred tax asset cannot be recognized, a valuation allowance is established if necessary.

Stock-based compensation.
We have applied SFAS No. 123(R) Share-Based Payment (“FAS 123R”) and accordingly, we record stock-based compensation expense for all of our stock-based awards.

Under FAS 123R, we estimate the fair value of stock options granted using the Black-Scholes option pricing model. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. The amount of expense recognized represents the expense associated with the stock options we expect to ultimately vest based upon an estimated rate of forfeitures; this rate of forfeitures is updated as necessary and any adjustments needed to recognize the fair value of options that actually vest or are forfeited are recorded.

The Black-Scholes option pricing model, used to estimate the fair value of an award, requires the input of subjective assumptions, including the expected volatility of our common stock and an option’s expected life. As a result, the financial statements include amounts that are based upon our best estimates and judgments relating to the expenses recognized for stock-based compensation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent asset and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. The most significant estimates relate to revenues for periods not yet reported by Carriers, liabilities recorded for future minimum guarantee payments under content licenses, accounts receivable allowances, and stock-based compensation expense.

Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 157 is not expected to have a material effect on our consolidated results of operations or financial condition.

In September 2006, the FASB released SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).”  Under the new standard, companies must recognize a net liability or asset to report the funded status of their defined benefit pension and other postretirement benefit plans on their balance sheets.  The recognition and disclosure provisions of SFAS No. 158 are effective for periods beginning after December 15, 2006.  The Company believes that SFAS No. 158 will not have a significant impact on its results of operations or financial position.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

In October 2006, the FASB issued FASB Staff Position No. 123R-5, “Amendment of FASB Staff Position FAS 123(R)-1”.  The FSP amends FSP 123(R)-1 for equity instruments that were originally issued as employee compensation and then modified, with such modification made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees.  In such circumstances, no change in the recognition or the measurement date of those instruments will result if both of the following conditions are met: a. There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and b. All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The Company believes that FSP 123(R)-5 will not have a significant impact on its results of operations or financial position.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115" ("SFAS No. 159"). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 "Fair Value Measurements" ("SFAS No. 157"). The Company is currently assessing the impact that SFAS No. 159 will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.” This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

3.	Liquidity

The Company has incurred losses and negative cash flows from operations since commencement of operations. Management expects these operating losses and negative cash flows to continue for the foreseeable future. The Company has adequate liquidity for the time being, and management has projected to move toward positive cashflow in a manner consistent with the Company’s strategies to build its business and in a time frame to preserve the Company’s liquidity. These plans include continued increases in revenues by introducing new products and revenue streams, continued expansion into new territories and a restructuring of its overhead base which has occurred subsequent to period end.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

4.	Balance Sheet Components

Accounts Receivable

	March 31, 2007	March 31, 2006
Accounts receivable	$5,022	$1,897
Less: allowance for doubtful accounts	(146)	-
	$4,876	$1,897

Accounts receivable includes amounts billed and unbilled as of the respective balance sheet dates. The Company had no significant write-offs or recoveries during the years ended March 31, 2007, and 2006.

Property and Equipment

	March 31,	March 31,
	2007	2006
Equipment	$700	$226
Equipment subject to capitalized lease	132	132
Furniture & fixtures	272	142
Leasehold improvements	177	151
	1,281	651
Accumulated depreciation	(254)	(63)
	$1,027	$588

Depreciation and amortization expense for the periods ended March 31, 2007 and 2006 was $220 and $56, respectively.

Capital Lease
Accumulated depreciation associated with the equipment under capital lease noted above was $43 and $15 at March 31, 2007 and 2006, respectively. The Company has a commitment to pay $42 under these leases during the year ending March 31, 2008 and $22 during the year ended March 31, 2009.These payments have a net present value of $58.

5.	Description of Stock Plans

Twistbox, Inc. 2006 Stock Incentive Plan
On May 16, 2006, the Company’s board of directors adopted, the WAAT Corp 2006 Stock Incentive Plan (the “2006 Plan”). The purpose of the Plan is to promote the success and enhance the value of the Company by providing the participants with an incentive for outstanding performance in generating superior returns for the Company shareholders and by enhancing the Company’s capability to motivate, attract, and retain the services of individuals whose knowledge, judgment, interest and special effort contribute to the Company’s success. Under the 2006 Plan, a total of 3,700,000 common shares will be available for issuance. The awards have a term of ten years and generally become fully vested between the first and fourth years.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The following table summarizes options granted for the periods or as of the dates indicated:

	Options Granted	Weighted Average Exercise Price
Balance, March 31, 2005	313,500	$0.36
Exercised	-
Cancelled	-
Granted	574,500	$0.36
Balance, March 31, 2006	888,000	$0.36
Exercised	-
Cancelled	(20,000)	$0.35
Granted	1,493,054	$0.43
Balance, March 31, 2007	2,361,054	$0.40

Exercisable, March 31, 2007	715,288	$0.38

The weighted-average grant-date fair value of stock options granted during the years ended March 31, 2007 and 2006 was $0.29 and $0.21, respectively.

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

	March 31, 2007	March 31, 2006	March 31, 2005
Expected life (years)	3	3	3
Risk-free interest rate	4.72% - 5.03%	3.83% - 4.57%	2.03% - 2.35%
Expected volatility	75%	75%	75%
Expected dividend yield	0%	0%	0%

The weighted average remaining contractual life of compensatory options outstanding is 8.8 years at March 31, 2007.

The exercise price for options outstanding at March 31, 2007 was as follows:

Number of Options	Exercise Price
1,821,284	$0.35
539,770	$0.59
2,361,054

The above disclosure includes 951,784 options issued in connection with the Charismatix acquisition (refer Note 6).

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

6.	Acquisitions/Purchase Price Accounting

The Company made two significant acquisitions during the period covered by these financial statements. The acquisitions and related purchase accounting are summarized as follows:

Charismatix and related entities
The Company acquired 100% of the shares in Charismatix & Co KG and Charismatix Ltd (collectively “Charismatix”), incorporated in Germany and the United Kingdom, respectively, as of February 1, 2006. Charismatix licensed and developed software, games and multimedia entertainment and marketed those licenses and services to companies including mobile phone carriers. Charismatix had developed unique technology which it deployed in its business. The Company had worked with Charismatix for some time and determined that an acquisition would enhance the opportunities to increase its presence in the mobile phones games business and introduce economies of scale to its games development efforts.

The purchase consideration consisted of $100 in cash; 285,716 shares of the Company’s Common stock; 951,784 options to purchase common stock in the Company (vesting over 4 years); and additional payments to the four owners of Charismatix related to tax liabilities on pre-acquisition income. The additional payments were made subsequently and amounted to $162. The four owners were granted employment contracts with the Company, with 4 year terms.

Under the purchase method of accounting, the Company allocated the total purchase price of $740 to the net tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values as of the acquisition date as follows:

$ (000s)
Cash	188
Accounts receivable	256
Accounts Payable and Accruals	(200)
PP&E	48
Intangibles	12
Goodwill	436
$740

Purchase of certain assets from InfoSpace Inc.
The Company acquired certain assets from InfoSpace Inc. as of January 6, 2007. These assets represented the mobile games division of InfoSpace Inc. As part of the transaction, InfoSpace Inc. agreed to transfer the operations of its games studio in San Mateo, California including games platforms that had been developed for mobile phones, and to use its best efforts to assist in the transfer of existing business relationships with licensors and US based mobile phone carriers to the Company. Ten employees of the division were transitioned to become employees of the Company. The acquisition was strategic to the Company at several levels – it provided access to a unique gaming platform; it provided access to an established US market; and it helped to broaden the Company’s products and market in its mobile games business. The acquisition has been treated as a business combination under SFAS 141.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The purchase consideration was $1,500 in cash. Under the purchase method of accounting, the Company allocated the total purchase price of $1,500 to the net tangible and intangible assets acquired (no liabilities were assumed) based upon their respective estimated fair values as of the acquisition date as follows:

$ (000s)
PP&E	27
Intangibles	469
Goodwill	1,004
$1,500

Goodwill recognized in the above two transactions amounted to $1,440. Goodwill in relation to the acquisition of Charismatix is not expected to be deductible for income tax purposes. The preliminary purchase price allocation, including the allocation of goodwill, will be updated as additional information becomes available.

7.	Goodwill

The changes in the carrying amount of goodwill for the fiscal years ended March 31, 2007 and 2006 were as follows:

Balance at March 31, 2005	$-
Goodwill acquired	436
Foreign exchange translation differences	3
Balance at March 31, 2006	439
Goodwill acquired	1,004
Foreign exchange translation differences	44
Balance at March 31, 2007	$1,487

The Company performed an annual review of goodwill impairment in each of the fiscal years ended March 31, 2007, and 2006 and found no impairment.

8.	Other Intangible Assets

	March 31,	March 31,
	2007	2006
Customer list	277	-
Platform	113	-
Licenses	79	-
Trademarks	14	12
	483	12
Accumulated Amortization	(30)	-
	453	12

The Company has included amortization of acquired intangible assets directly attributable to revenue-generating activities in cost of revenues. The Company has included amortization of acquired intangible assets not directly attributable to revenue-generating activities in operating expenses. During the years ended March 31, 2007 and 2006, the Company recorded amortization expense in the amounts of $7 and $0, respectively, in cost of revenues. During the years ended March 31, 2007 and 2006, the Company recorded amortization expense in the amounts of $23, and $0, respectively, in operating expenses.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

As of March 31, 2007, the total expected future amortization related to intangible assets was as follows:

	Amortization	Amortization
	Included in	Included in	Total
	Cost of	Operating	Amortization
Year Ending March 31,	Revenues	Expenses	Expense
2008	$26	$93	$119
2009	26	93	119
2010	20	84	104
2011	-	55	55
2012	-	42	42
	$72	$367	$439

9.	Debt

	March 31,	March 31,
	2007	2006
Short Term Debt

Loan from related party, inclusive of interest	$250	$1,335
Loans from bank, current portion	1,771	51
Capitalized lease liabilities, current portion	42	46
	$2,063	$1,432

Details of the loan from related party are included in Note 10. The current portion of loans from bank consists of $54 as of March 31, 2007 and $51 as of March 31, 2006 in connection with the loan detailed in Note 10; and loans of $1,717 as of March 31, 2007 that were initiated in January 2007 at an interest rate of 9.25% and with a maturity of 12 months, and were fully repaid subsequent to March 31, 2007 as part of the debt financing disclosed in Note 16. Capitalized lease assets are set out in Note 4. Future obligations under capitalized leases are included as part of Other Obligations in Note 15.

	March 31,	March 31,
	2007	2006
Long Term Debt

Loan from bank, long term portion	$48	$102
Capitalized lease liabilities, long term portion	21	64
	$69	$166

Loan from bank as of March 31, 2007 and 2006 is the long term portion of the loan detailed in Note 10. Capitalized lease assets are set out in Note 4. Future obligations under capitalized leases are included as part of Other Obligations in Note 15.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

10.	Related Party Transactions

The Company engages in various business relationships with shareholders and officers and their related entities. The significant relationships are disclosed below.

Lease of Premises
The Company leases its primary offices in Los Angeles from Berkshire Holdings, LLC, a company with common ownership by officers of the Company. Amounts paid in connection with this lease were $314 and $231 for the years ended March 31, 2007 and 2006, respectively.

The Company is party to an oral agreement with a person affiliated with the Company with respect to a lease of an apartment in London. Amounts paid in connection with this lease were $59 and $48 for the years ended March 31, 2007 and 2006, respectively.

The Company paid the costs of a leased apartment in Sherman Oaks that was rented by an officer of the Company. The apartment was used to accommodate employees visiting from other locations. Amounts paid in connection with this lease were $18 and $2 for the years ended March 31, 2007 and 2006, respectively. In August 2007 the Company entered into a one year written agreement to rent an apartment in the same building at a cost of $1.5 per month.

Loans
The Company had a note payable to an affiliated company, PowerSports Video Productions CCT, Inc., as of March 31, 2007 for $250. The note had a maturity date of March 28, 2008 and carried interest at 8.25%.

The Company had an advance from an affiliated company, PowerSports Video Productions CCT, Inc., as of March 31, 2006 for $1,335, inclusive of accrued interest. The advance did not have a specific maturity date, but has been classified as short term and carried interest at 7.73%.

Interest expense paid or payable to PowerSports Video Productions CCT was $18 and $80, for the years ended March 31, 2007 and 2006, respectively.

The Company is party to a loan from East-West Bank, originated on January 27, 2006 in an amount of $161. The Company also entered into a loan agreement to an affiliated company, effective on the same date for the same amount. The bank agreement is secured with a motor vehicle operated exclusively by an officer of the Company. The interest income under the loan to the affiliate completely offsets interest expense incurred under the bank loan. As of March 31, 2007 $106 was due to the Company under this loan, and the amount payable under the bank loan was $102. Amounts paid for the years ended March 31, 2007 and 2006 were $59 and $10, respectively, including interest of $8 and $1, respectively. Amounts received for the years ended March 31, 2007 and 2006 were $55 and $10, respectively, including interest of $8 and $1, respectively. The agreement has subsequently been terminated.

Dealings with Content Provider
Two officers of the Company are also board members of Peach International, with which the Company has a Content Provider agreement. Amounts paid or payable under this agreement to Peach in the years ended March 31, 2007 and 2006 were $165 and $203, respectively.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

11.	Capital Stock Transactions

In December 2005, the Company issued 750,000 shares of Series A Preferred Stock at $3.33 per share for a total purchase price of $2,498. As of March 31, 2006, 2,750,000 shares of Series A preferred stock were authorized, and 750,000 were issued and outstanding at a par value of $0.01 per share.

In April 2006, the Company issued 75,075 shares of Series A Preferred Stock at $3.33 per share for a total purchase price of $250. As of March 31, 2007, 2,750,000 shares of Series A preferred stock were authorized, and 825,075 were issued and outstanding at a par value of $0.01 per share.

In May 2006, the Company issued 2,267,574 shares of Series B Preferred Stock at $4.41 per share for a total purchase price of $10,000. As of March 31, 2007, 2,267,574 shares of Series B preferred stock were authorized, issued and outstanding, at a par value of $0.01 per share.

Voting Rights
The Series A stockholders voting together as a single class elect one member of the Company’s Board of Directors. The Series B stockholder elects one member of the Company’s Board of Directors.

Preference Rights
Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock are entitled to receive an amount of cash equal to their original purchase price of $3.33 per share plus all declared but unpaid dividends before any amount is paid with respect to any other series of preferred stock or common stock. If the amounts available for distribution are not sufficient to pay the full amount, then all assets of the Company legally available for distribution will be distributed to the holders of Series A Preferred Stock on a proportionate basis. After payment in full of the liquidation preference amount of the Series A Preferred Stock, the holders of shares of Series B Preferred Stock are entitled to liquidation preferences equal to their original issue prices of $4.41 per share, plus any declared but unpaid dividends. If the amounts available for distribution are not sufficient to pay the full amount, then any remaining assets of the Company legally available for distribution will be distributed to the holders of Series B Preferred Stock on a proportionate basis. Upon full payment of the liquidation preference amounts of all preferred stock, any remaining assets of the Company legally available for distribution will be distributed to the holders of common stock and preferred stock pro rata based on the number of shares on an “as-if converted” basis.

The preference stockholders also have anti-dilution rights in the case of certain specified transactions, so that to the extent that consideration is available in a transaction, each class of preferred stockholder is entitled to receive consideration at least equal to their original purchase price plus all declared but unpaid dividends before any amount is paid with respect to the next series of preferred stock or common stock. The ranking for this purpose is Series A, then Series B, then common stockholders. There are no dividend rights, nor are the shares convertible or callable.

12.	Employee Benefit Plans

The Company has an employee 401(k) savings plan (the “Plan”) covering full-time eligible employees. These employees may contribute eligible compensation up to the annual IRS limit. The Company does not make matching contributions.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

13.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of March 31, 2007 and 2006 are as follows:

	2007	2006
Deferred tax assets:
Net operating loss carryforwards	$3,624	$521
Accrued compensation	262	72
Accrued license fees	3,418	455
Allowance for doubtful accounts	59	—
Equity compensation	56	22
Less valuation allowance	(7,419)	(1,070)
Net deferred tax asset	$—	$—

Following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense (benefit) for the years ended March 31, 2007 and 2006:

	2007	2006
Federal statutory rates	(34.0%)	(34.0%)
State taxes	(6.0%)	(6.0%)
Increase in valuation allowance	39.9%	40.0%
Income tax expense	0.1%	0.0%

At March 31, 2007, the Company has provided a valuation allowance for the deferred tax assets since management has not been able to determine that the realization of that asset is more likely than not. The net change in valuation allowance for the years ended March 31, 2007 and 2006 was an increase of $6,349 and $901, respectively. The Company has net operating loss carryforwards for United States and foreign taxes of approximately $8,000 that begin to expire in 2019.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

14.	Segment and Geographic information

We operate in one reportable segment in which we are a developer and publisher of branded entertainment content for mobile phones. The following information sets forth geographic information on our sales and net property and equipment for the fiscal years ended March 31, 2007 and 2006:

	North		Latin
	America	Europe	America	Consolidated
Year ended March 31, 2007
Net sales to unaffiliated customers	309	11,374	215	11,898
Property and equipment, net	918	109	-	1,027

Year ended March 31, 2006
Net sales to unaffiliated customers	-	4,869	-	4,869
Property and equipment, net	536	52	-	588

Our largest single customer accounted for 69% of our revenue in fiscal 2007, and 88% of our revenue in fiscal 2006.

15.	Commitments and Contingencies

Operating Lease Obligations
The Company leases office facilities under noncancelable operating leases expiring in various years through 2011.

Following is a summary of future minimum payments under initial terms of leases at March 31, 2007:

Year Ending March 31,
2008	$372
2009	269
2010	253
2011	74
Total minimum lease payments	$968

These amounts do not reflect future escalations for real estate taxes and building operating expenses. Rental expense amounted to $500 and $369 for the periods ended March 31, 2007 and 2006, respectively.

Minimum Guaranteed Royalties
The Company has entered into license agreements with various owners of brands and other intellectual property so that it could develop and publish branded products for mobile handsets.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Pursuant to some of these agreements, the Company is required to pay minimum royalties over the term of the agreements regardless of actual sales. Future minimum royalty payments for those agreements as of March 31, 2007 were as follows:

Minimum
Guaranteed
Year Ending March 31,	Royalties
2008	$2,185
2009	2,990
2010	2,857
2011	120
2012	30
Total minimum payments	$8,182

Commitments in the above table include guaranteed royalties to licensors that are included as a liability in the Company’s consolidated balance sheet of $6,022 as of March 31, 2007, because the Company has determined that recoupment is unlikely.

Other Obligations
As of March 31, 2007, the Company was obligated for payments under various distribution agreements, equipment lease agreements and employment contracts with initial terms greater than one year at March 31, 2007. Annual payments relating to these commitments at March 31, 2007 are as follows:

Year Ending March 31,	Commitments
2008	$4,115
2009	$3,023
2010	$1,010
2011	$78
Total minimum payments	$8,226

Other Contingencies
Subsequent to the period end, the Company has entered into an agreement with an investment banking firm, to modify the terms of a previous agreement. Under this amendment, $530 was paid in December 2007. An additional $650 may become payable should the Company enter into a merger or other business combination as defined in the agreement. The merger discussed in Note 16 would qualify as a merger under this agreement.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Litigation
The Company is subject to various claims and legal proceedings arising in the normal course of business. Based on the opinion of the Company’s legal counsel, management believes that the ultimate liability, if any in the aggregate will not be material to the financial position or results of operations of the Company for any future period.

Leaway Enterprise, Ltd (dba “Mobival”) v. Twistbox Entertainment, Inc.; FTV GmbH and Michel Adam Lisowski

On March 20, 2007, the Company and FTV GmbH entered into a Content License Agreement (“CLA”) pursuant to which, among other things, the Company licensed certain FTV GmbH content and, in exchange, the Company agreed to make certain payments to FTV GmbH, and the Company did make an initial U.S. $200 payment to FTV. On or about April 17, 2007, Leaway Enterprises, Ltd. dba “Mobival” (“Mobival”) filed an action in the High Court of Justice, Queen’s Bench Division, Commercial Court, Royal Courts of Justice, Claim No. 2007 Folio 458 against FTV Ltd. BVI (“FTV BVI”) alleging breach of a “Content Distribution Agreement” between Mobival and FTV BVI (hereinafter, the “U.K. Action”). On or about July 20, 2007, Mobival filed an action in the Los Angeles Superior Court, No. LC 078611 against the Company, FTV GmbH and Michel Adam Lisowksi (“Adam”) alleging interference, unfair business practices and fraud (hereinafter, the “U.S. Action”).

The Company has incurred certain legal fees participating in discovery and otherwise monitoring the U.K. Action, and has incurred certain legal fees defending its rights in the U.S. Action. The Company has demanded that FTV GmbH indemnify Twistbox for legal fees incurred to date in the U.K. Action and the U.S. Action, and the Company has also demanded that FTV GmbH defend the Company in the U.S. Action as provided under the CLA.

The Company contends and FTV denies that the claims made by Mobival in the U.K. Action and U.S. Action, and the press surrounding Mobival’s claims, have placed a cloud on the rights to the content being licensed, have made the FTV content less valuable than it was at the time the CLA was signed, and has made it difficult or impossible for the Company to effectively develop the business. For these reasons, the Company asked to terminate the CLA, other than the indemnity and defense obligations, and the Company sought a return of its initial $200 payment;

FTV GmbH does not concede that it has an obligation to reimburse the Company for the fees the Company incurred in the U.K. Action or the U.S. Action, and FTV GmbH does not concede that it has any obligation to terminate the CLA. Notwithstanding FTV GmbH’s position, the Company and FTV GmbH entered into that certain Indemnity, Defense and Termination Agreement effective as of November 15, 2007, whereby FTV returned to the Company its initial $200 payment, as well as an amount to reimburse the Company for a portion of its legal fees and costs related to the UK action and the US action.

There has been virtually no activity in the U.K. Action. With respect to the U.S. Action, a law firm is representing the Company and the other defendants. Mobival has propounded discovery requests, to which the Company has responded. Mobival seeks to depose an officer of FTV GmbH to establish FTV GmbH’s minimum contacts with the State of California to effectuate a valid service of the complaint.

Additional disclosures regarding commitments to affiliate companies are included in Note 10.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements

16.	Subsequent Events

Series B-1

In April 2007, the Company issued 436,680 shares of Series B1 Preferred Stock at $6.87 per share for a total purchase price of $3,000. The stock has the same liquidation preferences as other Preferred Stockholders, but ranking after Series A and Series B.

Debt Financing

In July 2007 the Company entered into a debt financing agreement in the form of a Senior Secured Note amounting to $16,500, payable at 30 months. The holder of the Note was granted first lien over all of the Company’s assets. The Note carries interest of 9% annually for the first year and 10% subsequently, with semi-annual interest only payments. The agreement includes certain restrictive covenants, including a requirement not to exceed a maximum amount of losses. The Note holder was also granted 2,401,747 detachable warrants, with an exercise price of $6.87, and a 48 month maturity.

Aggregation Agreement

On August 27, 2007, the Company entered into a significant agreement to host and manage the games platform for a major customer. As part of the agreement, the Company was required to place a surety deposit to cover potential third party infringement claims and/or any defaults under the service level agreement. The Company is not aware of any claims against this surety.

Mandalay Merger Agreement

On January 2, 2008 Mandalay Media, Inc. (“Mandalay”) announced that it has executed an Agreement and Plan of Merger with the Company. Pursuant to the proposed merger, the Company will become a wholly-owned subsidiary of Mandalay, and the shareholders and other security holders of the Company will receive shares of common stock in Mandalay as provided in the Agreement and Plan of Merger.

If the transaction is consummated, the Company would become Mandalay’s sole current operations and continue to operate as usual across its subsidiaries and territories. The closing of the transaction is subject to certain conditions and expected to occur in the first quarter of 2008. There can be no assurance that the merger will be consummated or, if consummated, that the businesses will be successfully integrated.